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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 27, 1998, on our audits of the financial statements and financial statement schedules appearing in the Joint Annual Report of Starwood Hotels & Resorts (formerly Starwood Lodging Trust) and Starwood Hotels & Resorts Worldwide, Inc. (formerly Starwood Lodging Corporation) on Form 10-K.


                                             Coopers & Lybrand L.L.P.

Phoenix, AZ
April 10, 1998